Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN

AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) dated as of August 17, 2006 is entered into by and between WILLIAM LYON HOMES, INC., a California corporation, (the “Borrower”) and RFC CONSTRUCTION FUNDING CORP., a Delaware corporation (the “Lender”).

RECITALS

A. The Borrower and Lender entered into that certain Amended and Restated Loan Agreement dated as of September 17, 2004 (as amended from time to time, the “Loan Agreement”), pursuant to which Lender made a revolving loan to Borrower (the “Loan”) to finance various acquisition, development and construction projects. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given those terms in the Loan Agreement.

B. The Borrower has requested that the Lender amend the Loan Agreement to (i) extend the Maturity Date and the Approval Period Termination Date, and (ii) make certain other changes to the Loan Agreement.

C. The Lender is willing to grant the Borrower’s requests pursuant to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

Section 1 Amendment to Loan Agreement and Note

(a) The term “Maturity Date” as defined in Section 1.1 of the Loan Agreement is hereby amended to read as follows:

“Maturity Date” shall mean the first to occur of (i) September 24, 2010 (as such date may be extended in writing by the Lender and the Borrower from time to time), or (ii) the date on which the Loan is required to be repaid pursuant to Section 8.2.

2006-00287	1	Execution Version
First Amendment to Amended and Restated Loan Agreement
William Lyon Homes

(b) The term “Approval Period Termination Date” as defined in Section 1.1 of the Loan Agreement is hereby amended to read as follows:

“Approval Period Termination Date” shall mean September 24, 2008, as such date may be extended pursuant to the terms of Section 2.11.

(c) Section 3 of the Revolving Promissory Note (the “Note”) dated September 17, 2004 between Borrower as Maker and Lender as Holder, is hereby amended to read as follows:

The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents shall be due and payable on the first to occur of (i) September 24, 2010 (as such date may be extended in writing by Maker and Holder from time to time), or (ii) the date on which this Note is required to be repaid pursuant to Section 8.2 of the Loan Agreement (the “Maturity Date”). If the Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Section 2 Amendment to Financial Covenants

Section 5.4(a) of the Loan Agreement is hereby deleted and replaced with the following:

Tangible Net Worth. The Guarantor and its Subsidiaries (including the Borrower) shall maintain at all times a Tangible Net Worth equal to or in excess of the amount set forth below opposite the applicable period set forth below:

Applicable Period	Minimum Tangible Net Worth Amount

As of June 30, 2006	$385,000,000

September 30, 2006 and each calendar quarter thereafter	The Required Tangible Net Worth Amount

As used in this Section 5.4(a), the “Required Tangible Net Worth Amount” for any given calendar quarter shall be an amount equal to the sum of the minimum Tangible Net Worth required under this Section 5.4(a) as of the immediately preceding calendar quarter plus fifty percent (50%) of the Net Income realized by the Guarantor and its Subsidiaries (including the Borrower) during the then-ended calendar quarter (with any net loss counting as zero in such calculation).

2006-00287	1	Execution Version
First Amendment to Amended and Restated Loan Agreement
William Lyon Homes

Section 3 Maximum Sales Prices for a Unit in a Project in California

The Project Requirements set forth in Exhibit B to the Loan Agreement are amended to reflect that the maximum sales price for any Unit in a Project in California shall not exceed One Million Two Hundred Fifty Thousand dollars ($1,250,000).

Section 4 Representations and Warranties of Borrower

Borrower represents, warrants and agrees that (i) there exists no Event of Default under the Loan Agreement, (ii) the Loan Agreement continues to be the legal, valid and binding agreement and obligation of Borrower enforceable in accordance with its terms, as modified herein, (iii) Lender is not in default under the Loan Agreement, (iv) Borrower has no offset or defense to its performance or obligations under the Loan Agreement, (v) the representations contained in the Loan Agreement remain true and accurate in all respects, and (vi) there has been no Material Adverse Change from the date of the Loan Agreement to the date of this Amendment.

Section 5 No Defenses

Borrower hereby agrees and stipulates that Borrower has no defenses, affirmative defenses, rights to offset, or counterclaims against the exercise of any of the rights or remedies of Lender under the Loan Documents or under applicable law.

Section 6 Release of Claims Against Lender

Borrower absolutely and unconditionally releases and forever discharges Lender and any and all of its parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns, together with all of its present and former directors, officers, agents and employees from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and cause of action are matured or unmatured or known or unknown.

Section 7 Effect on Loan Agreement

Except as hereby expressly modified, the Loan Agreement and Note shall otherwise be unchanged and shall remain in full force and effect, and Borrower ratifies and reaffirms all of its obligations under the Loan Agreement. All references in other Loan Documents to the Loan Agreement will mean the Loan Agreement as hereby amended. All references in other Loan Documents to the Note will mean the Note as hereby amended.

2006-00287	2	Execution Version
First Amendment to Amended and Restated Loan Agreement
William Lyon Homes

Section 8 Execution in Counterpart

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

2006-00287	3	Execution Version
First Amendment to Amended and Restated Loan Agreement
William Lyon Homes

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first written above by and through their duly authorized representatives.

LENDER;

RFC CONSTRUCTION FUNDING CORP.,
a Delaware corporation

By:	/s/ LORI L. HANSEN
Printed Name:	Lori L. Hansen
Title:	Assistant Vice President

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ MICHAEL D. GRUBBS
Printed Name:	Michael D. Grubbs
Title:	Senior Vice President

By:	/s/ RICHARD S. ROBINSON
Printed Name:	Richard S. Robinson
Title:	Senior Vice President

2006-00287	4	Execution Version
First Amendment to Amended and Restated Loan Agreement
William Lyon Homes

CONSENT OF GUARANTOR

The undersigned, as Guarantor under the Amended and Restated Guaranty Agreement dated as of September 17, 2004 (the “Guaranty”), hereby consents to the foregoing amendment, ratifies and confirms its obligations under its Guaranty, and acknowledges that nothing contained in the foregoing Amendment will in any way alter its continuing liability under its Guaranty.

WILLIAM LYON HOMES, INC., a Delaware corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson, Senior Vice President

By:	/s/ MICHAEL D. GRUBBS
Michael D. Grubbs, Senior Vice President

2006-00287	5	Execution Version
First Amendment to Amended and Restated Loan Agreement
William Lyon Homes